EXHIBIT 10.15 (b)

       AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT



          THIS AMENDMENT NO. 5 TO LOAN AND SECURITY
AGREEMENT (this "Amendment") is entered into as of this  18th day of
April, 1996, by   and between FINOVA CAPITAL CORPORATION, a
Delaware corporation ("Lender"),   and GENERAL TEXTILES, a
California corporation ("Borrower").

  W IT N E S S E T H:

          WHEREAS, Borrower and Greyhound Financial Capital
Corporation, an   Oregon corporation ("Original Lender") entered into a
Loan and Security Agreement   dated as of October 14, 1993 (the "Original
Agreement"), which was amended by an   Amendment No. 1 to Loan and
Security Agreement dated as of July 11, 1994 (the "First   Amendment"),
by an Amendment No. 2 to Loan and Security Agreement dated as of
March 31, 1995 (the "Second Amendment"), by an Amendment No. 3 to
Loan and   Security Agreement dated as of July 27, 1995 (the "Third
Amendment"), by an   Amendment No. 4 to Loan and Security Agreement
dated as of November 10, 1995 (the    Fourth Amendment ; the Original
Agreement, as amended by the First Amendment, the   Second
Amendment, the Third Amendment and the Fourth Amendment, being
hereinafter   collectively referred to as the "Loan Agreement"), that
evidences a loan from Lender to   Borrower; and

          WHEREAS, effective as of December 31, 1994, Original Lender
was   merged with and into Lender (then known as Greyhound Financial
Corporation), with   Lender being the surviving corporation of such
merger, and Lender succeeded to all the   rights and obligations of Original
Lender under the Loan Agreement and the Loan   Documents; and

          WHEREAS, Borrower has asked Lender to modify the Loan
Agreement   in accordance with the terms of, and subject to the conditions
contained in, this   Amendment; and

          WHEREAS, Lender is willing to enter into this Amendment so to
amend   the Loan Agreement, upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of these recitals, the
covenants   contained in this Amendment, and for other good and valuable
consideration, the receipt   and sufficiency of which are hereby
acknowledged, Lender and Borrower agree as   follows:

          1. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used herein which are defined in the Loan Agreement
shall have the   same meaning as set forth in the Loan Agreement.

          2. Loan Agreement. Provided the conditions precedent described in Section 3 of this Amendment are met to the satisfaction of Lender, the
Loan Agreement   is modified, as of the Fifth Amendment Effective Date,
as follows:

               2.1 Section 1(A) of the Loan Agreement is hereby amended by inserting the following new defined terms:

                    "Factory 2-U" means Factory 2-U, Inc., an Arizona corporation.

                   "First Amendment" means that certain Amendment No. 1 to Loan and Security Agreement between Factory 2-U and Lender dated as of April 18, 1996, executed in connection with the Fifth Amendment.

                    "Fifth Amendment" means that certain Amendment No. 5 to Loan and Security Agreement between Lender and Borrower dated as of April ___, 1996.

                  "Fifth Amendment Availability Increase Amount" means ten percent (10%) of the amount of Borrower's Eligible Inventory as of the Fifth Amendment Effective Date.

                    "Fifth Amendment Effective Date" means February 1, 1996, the date on which the Fifth Amendment became effective.

                    "Increased Availability Fee" means a sum equal to two and one-half percent (2 1/2%) of the Fifth Amendment Availability Increase Amount.

                    "Private Offering Fee" means a sum equal to one and one-quarter percent (1 1/4%) of the Fifth Amendment Availability Increase Amount.

                    "Term Loan" shall mean the term loan made by Lender to Borrower in the amount of $1,100,000 pursuant to the terms of the Fifth Amendment.

                    "Term Note" shall mean the promissory note of Borrower made payable to Lender to evidence the Term Loan, repayable in accordance with the terms set forth therein and in this Agreement.

               2.2. Section 2(A) is hereby amended to read in its entirety as follows:
               2(A) Total Facility. Upon the terms and conditions set forth herein and provided that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, Lender shall, upon Borrower's request, make advances to Borrower from time to time in an aggregate outstanding principal amount not to exceed Twenty-Two Million
Seven Hundred Thousand Dollars ($22,700,000) (the "Total Facility"), subject to deduction of reserves as Lender deems proper from time to time in exercise of its reasonable credit judgment, which reserves may include, upon and during the continuance of an Event of Default, accrued interes and other reserves as Lender deems proper.

               2.3 Paragraph 32 of the Loan Agreement is hereby deleted in its entirety. In substitution therefor, Paragraph 2(B) of the Loan Agreement is hereby amended to read in its entirety as follows:

                "2(B)     Loans.  Advances of the Total Facility shall be
comprised of the following:

                (i) Inventory Loans: A revolving line of credit consisting of loans against Borrower's Eligible Inventory ("Inventory Loans") in an aggregate outstanding principal amount not to exceed the lesser of (a) the amount obtained when the Advance Rate is multiplied by the value of Borrower's Eligible Inventory, calculated at the lower of cost or market and determined on a first-in, first-out basis; or (b) Twenty Million Dollars ($20,000,000). The Advance Rate shall equal (i) sixty percent (60%)
during the period commencing on the Fifth Amendment Effective Rate through December 31, 1996, and (ii) fifty percent (50%) during the period
commencing January 1 through March 31                  of each year
thereafter, fifty-five percent (55%) during the period commencing April 1 through May 31 of each year thereafter, and sixty percent (60%) during the period commencing June 1 through
   December 31 of each year thereafter; and

                   (ii) Capital Expenditure Line.  The Capital
Expenditure Line in such amounts and on such terms as are set forth in the Second Amendment and in the Capex Note; and

                   (iii) Term Loan. The Term Loan on such terms as are set forth in the Fifth Amendment and in the Term Note.

                    2.4 Paragraph 2(D) of the Loan Agreement is hereby amended by adding the following sentence at the end thereof:

               Unless sooner repaid in accordance with the terms of this Agreement, all outstanding advances made under the Special Purpose Line shall have been repaid in full no later than April 30, 1996; provided, however, nothing herein shall be construed as a prohibition on Borrowers right to request advances under the Special Purpose Line after such date, subject to the terms of this Agreement.


                    2.5 Section 2 of the Loan Agreement is hereby amended to add a new Section 2(I), to read in its entirety as follows:

                         (I)  Term Loan.  Upon satisfaction of each  condition
precedent contained in the Fifth Amendment, Lender shall make the Term Loan to Borrower. Lender shall advance the Term Loan in a single advance credited to Borrower in reduction of the outstanding balance of the Inventory Loans on such date. The Term Loan shall be evidenced by, and repaid in accordance with, the Term Note.

                    2.6 Paragraph 3(A) of the Loan Agreement is hereby amended to read in its entirety as follows:

                         (A) Interest. Borrower shall pay Lender interest on the daily outstanding balance of Borrower's loan account at a per annum rate of two percent (2%) in excess of the rate of interest announced publicly by Citibank, N.A., from time to time as its "base rate" (or any successor thereto), which may not be such institution's lowest rate (the "Base Rate"); provided, however,that the portion of the Inventory
Loans that constitutes the Special Purpose Line shall accrue interest on the daily outstanding balance of the Special Purpose Line at a per annum rate of (i) four percent (4%) in excess of the Base Rate during the period commencing on the Fifth Amendment Effective Date through April 30,
1996, and (ii) three percent (3%) in excess of the Base Rate on and after May 1, 1996. The interest rate chargeable hereunder shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate. Each change in the Base Rate shall be effective hereunder on the first day following the announcement of such change, provided, that a cumulative change of less than one-fourth of one percent (0.25%) shall not be considered. Interest charges and all other fees and charges herein shall be computed on the basis of a year of 360days and actual days elapsed and will be payable to Lender in arrears on the first day of each month hereafter at its address set forth in Exhibit B of the Original Agreement.

                    2.7 Paragraph 3(K) of the Loan Agreement is hereby amended to read in its entirety as follows:

                    (K) Special Purpose Line Fee. During each month or portion thereof that all or any part of the Special Purpose Line isoutstanding, Borrower shall pay to Lender a fee in the amount of
                 $1,000 in consideration of Lender's agreement to hold itself willing and able to advance the proceeds of the Special Purpose Line upon the terms and conditions herein set forth; provided, however, the fee payable by Borrower to Lender for the months of February, March and April, 1996 shall be $5,000 for each month.

                    2.8 Section 14 of the Loan Agreement is amended by adding the following new Paragraphs 14(Q) and 14(R) to read in their entirety as follows:

                         (Q)  Merger or Acquisition.  No later than December 31,
1996, Borrower shall have merged with Factory
2-U,or have acquired all of the outstanding capital stock of Factory
2-U, in either case on standard commercially reasonable terms and conditions, comparable to those of an arm's-length transaction between unaffiliated entities and accompanied by a valuation opinion satisfactory to Lender in the exercise of its reasonable business judgment, prepared by an accounting or investment firm acceptable to Lender.

                         (R)  Private Offering.  No later than  March 15, 1996,
Guarantor shall have completed a private offering of shares of its stock, realizing net proceeds of not less than $3,100,000.00, $3,057,006.62 of which net proceeds shall have been contributed to Factory 2-U and applied by Factory 2-U in reduction of its obligations to Borrower. Borrower shall have paid such proceeds to Lender in reduction of the Loan;
provided, however, in the event Borrower has not received and paid such proceeds to Lender by such date, Borrower shall have paid to Lender the Private Offering Fee.

                    2.9 Paragraph 36 of the Loan Agreement, modifying Paragraph 15 (B) of the Loan Agreement, is hereby amended to read in its entirety as follows:

                    36. Loans. Paragraph 15 (B) of the Loan Agreement ishereby modified in its entirety to read as follows:

                         (B)  Loans.  Make any advances, loans or extensions of
credit to, or investment in, any Person; provided, however, that Borrower shall be permitted to make loans or other extensions of credit to its employees on the condition that such loans do not exceed $1,000 to any one employee or $50,000 in aggregate to all employees at any one time outstanding; and provided further, that Borrower may make advances of inventory to Factory 2-U to be held by Factory 2-U for sale in the ordinary course of Factory 2-U's business, provided (i) Factory 2-U's obligation to reimburse Borrower is evidenced by the Merchandising Note,
(ii) each such advance which is made on or after June 30, 1996 is repaid within thirty (30) days of Factory 2-U s receipt of the corresponding inventory, and (iii) all such obligations of Factory 2-U to Borrower do not exceed to $6,000,000.00 at any one time outstanding; and provided, further, Borrower may advance point-of-sale equipment acquired with proceeds of the Term Loan to Factory 2-U, provided (i) each such advance shall be treated as a loan from Borrower to Factory 2-U on terms identical to the Term Loan such that Factory 2-U shall pay to Borrower that portion of each installment of the Term Loan which is proportionate to the share of point-of-sale equipment purchased with Term Loan proceeds advanced by Borrower to Factory 2-U, and (ii) the failure of Factory 2-U to make any such payment shall not excuse the full and timely payment of any installment of the Term Loan by Borrower when and as due.

                    2.10 Paragraph 15(L) of the Loan Agreement is herebyamended by adding the following sentence at the end thereof:

               Notwithstanding the foregoing, Borrower may advance inventory to Factory 2-U in accordance with the provisions of Paragraph 15(B) of this Agreement and the Merchandising Note.

                    2.11 Paragraph 17(C) of the Loan Agreement is hereby amended by deleting the following sentence therefrom:

               Notwithstanding the foregoing, unless this Agreement is sooner terminated, the principal balance of each advance of the Special Purpose Line and all accrued interest due and owing on such advance shall be due and payable in full on a date which shall be mutually agreeable to Borrower and Lender at the time of the making of such advance, not to exceed, however, the datewhich
               120 days from the date of the making of such advance.

                    2.12 Paragraph 18(A)(i) of the Loan Agreement is hereby
            amended to read in its entirety as follows:

                         (i) Borrower fails to pay when due and payable any portion of the Obligations at stated maturity, upon acceleration or otherwise, or Borrower fails to observe or perform any covenants or agreements made by Borrower in Paragraphs 14(N)-(R), Paragraphs 15(I)-(K), Paragraph 38,Paragraph 4(D), or Paragraph 5(b);

                    2.13 Borrower acknowledges that Borrower may terminate the Loan Agreement only upon prepayment in full of all of the outstanding Obligations, including all outstanding Capex Advancesand the Term Loan.
In the event Borrower chooses to terminate the Loan Agreement, in addition to the Termination Fee required by Paragraph 17(D), Borrower shall pay the prepayment premium applicable to the Capital Expenditure Line and to the Term Loan as provided in Paragraph 17(E) which is hereafter set forth. Borrower shall be entitled to prepay the Capital Expenditure Line and/or the Term Loan, however, without prepaying the remaining Obligations or otherwise terminating the Loan Agreement. Accordingly, Paragraph 17(E) of the Loan Agreement is hereby amended to read in its entirety as follows:

               (E) Borrower may voluntarily prepay the principal balance of the Capital Expenditure Line, the Term Loan, or both in whole, but not in part, at any time, subject to the following conditions:

                 (a) Not less than thirty (30) days prior to the date upon which Borrower desires to make such prepayment, Borrower shall deliver to Lender written notice of its intention to prepay, which notice shall be irrevocable and state the prepayment date;

                 (b) In the event Borrower elects to prepay the Capital Expenditure Line, Borrower shall pay to Lender concurrently with any such prepayment (I) an amount equal to one percent (1.0%) of the then outstanding principal balance of the Term Loan as of the date of such prepayment, in the event such prepayment occurs within the one year period following the date on which the Fifth Amendment is executed, but without any obligation under this clause (I) in the event any such prepayment occurs after the one year anniversary of the date on which the Fifth Amendment is executed; (II) accrued and unpaid interest through the date of such prepayment on the principal balance being prepaid; and (III) any and all of the Borrower's other Obligations in respect of the Term Loan which remain unpaid; and (c) In the event Borrower elects to prepay the Term Loan, Borrower shall pay to Lender concurrently with any such prepayment (I) an amount equal to one percent (1.0%) of the then outstanding principal balance of the Term Loan of the date of such prepayment, in the event such prepayment occurs within the one year period following the date on which the Fifth Amendment is executed, but without any obligation under this clause (I) in the event any such prepayment occurs after the one year anniversary of the Fifth Amendment is executed; (II) accrued and unpaid interest through the date of such prepayment on the principal balance being prepaid; and (III) any and all of the Borrower's other Obligations in respect of the Term Loan which remain unpaid; and

                    2.14 Exhibit A to the Loan Agreement, entitled LOCATIONS OF BORROWER'S CHIEF EXECUTIVE OFFICE
AND THE COLLATERAL, is hereby amended to be in the form attached to this Amendment as "Replacement Exhibit A."

          3. Term Loan Fee. Concurrently with the full execution hereof, Borrower agrees to pay to Lender a fee (the "Term Loan Fee") in the amount of $5,000.00 which Borrower acknowledges is fully earned by Lender upon execution by Lender of this Agreement and which Term Loan Fee may be deducted from the proceeds of the Term Loan.

          4. Conditions Precedent. The modifications described in Section 2 of this Amendment will not be effective unless and until each of the
following conditions   precedent have been satisfied, in form  manner and
substance satisfactory to Lender:

               (a) Borrower shall have delivered or caused to be delivered to Lender the following documents, all of which shall be properly completed, executed and otherwise satisfactory to Lender:

                    (i)  This Amendment;

                    (ii) The Term Note;

                    (iii) The Consent of Guarantor in the form attached hereto;

                    (iv) Such acknowledgments and reaffirmations of the
            Affiliate Debt Subordination Agreement as Lender shall require;

                    (v) Such acknowledgments and reaffirmations of the Intercreditor Agreement as Lender shall require;

                    (vi) Such acknowledgments and reaffirmations of the
            Subordination Agreement as Lender shall require;

                    (vii)     Any other consents deemed necessary by Lender;

                    (viii) A corporate resolution of Borrower approving the transactions contemplated hereby to which it is a party;

                    (ix) A corporate resolution of Guarantor approving the
            transactions contemplated hereby to which it is a party;

                    (x) An opinion from Borrower's and Guarantor's counsel, which counsel must be acceptable to Lender, with respect to such matters as Lender shall require; and

                    (xi) Such other items as Lender may require.

               (b) Lender shall have obtained the consent and acknowledgment of any participants in the Inventory Loans to the execution and delivery of this Amendment and the transactions contemplated hereunder.

               (c) Lender shall have entered into the First Amendment, and each condition to the effectiveness thereof shall have been satisfied.

               (d) There shall not then exist an Event of Default or any act or event which with notice, passage of time, or both would constitute an
Event of Default.

              (e) All the representations and warranties of the Loan Parties in the Loan Documents shall be true and correct, in all material respects, before and  after giving effect to the making of this Amendment.

               (f) Borrower shall have paid all closing costs, recording fees and taxes, appraisal fees and expenses, travel expenses, fees and expenses of Lender's counsel, and all other costs and expenses incurred by Lender in connection with the preparation of, closing of and disbursement of the advances pursuant to this Amendment, which costs, fees and expenses may be payable from the first advance made pursuant to this Amendment.

               (g) Borrower shall have paid the Increased Availability Fee; provided, however, Borrower and Lender acknowledge that the Increased Availability Fee may be paid from the proceeds of the initial advance made on and after execution of this Amendment.

               (h) Borrower shall have paid the Term Loan Fee; provided, however, Borrower and Lender acknowledge that the Term Loan Fee may be paid from the proceeds of the Term Loan.

          5. Indebtedness Acknowledged. Borrower acknowledges that the indebtedness evidenced by the Loan Documents is just and owing and agrees to pay the indebtedness in accordance with the terms of the Loan Documents. Borrower further acknowledges and represents that no event has occurred and no condition presently exists that would constitute a default or event of default by Lender under the Loan Agreement or any of the other Loan Documents, with or without notice or lapse of time.

          6. Validity of Documents. Borrower hereby ratifies, reaffirms, acknowledges and agrees that the Loan Agreement and the other Loan
Documents  represent valid, enforceable and collectable obligations of
Borrower, and that Borrower   presently has no existing claims, defenses
(personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of Borrower under the Loan Agreement or any of the other
Loan Documents.  Borrower furthermore agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature
whatsoever which   can be asserted as a basis to seek affirmative relief or
damages from Lender.

          7. Reaffirmation of Warranties. Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements
of Borrower   as set forth in each of the Loan Documents with the same
force and effect as if each were   separately stated herein and made as of
the date hereof.  Borrower represents and warrants   to Lender that with
respect to the financing transaction herein contemplated, no Person   is
entitled to any brokerage fee or other commission and Borrower agrees to
indemnify   and hold Lender harmless against any and all such claims.

          8. Ratification of Terms and Conditions. All terms, conditions and provisions of the Loan Agreement, and of each of the other Loan
Documents shall   continue in full force and effect and shall remain
unaffected and unchanged except as   specifically amended hereby.  In the
event of any conflict between the terms and   conditions of this Amendment
and any of the other Loan Documents, the provisions of   this Amendment
shall control. Without limiting the generality of the foregoing, Borrower reaffirms its obligation to deliver to Lender Landlord's Consents with
respect to all of   Borrower's facilities in which Collateral is or is intended
to be kept or maintained and   further acknowledges that Lender has not
waived its right to require the delivery of such   Landlord's Consents.

          9. Other Writings. Lender and Borrower will execute such other writings as may be necessary to confirm or carry out the intentions of
Lender and   Borrower evidenced by this Amendment.

          10. Benefit of the Amendment. The terms and provisions of this Amendment and the other Loan Documents shall be binding upon and inure
to the benefit   of Lender and Borrower and their respective successors and
assigns, except that Borrower   shall not have any right to assign its rights
under this Amendment or any of the Loan   Documents or any interest
therein without the prior written consent of Lender.

          11. Choice of Law. The Loan Documents and this Amendment shall be performed and construed in accordance with the laws of the State of
Arizona.

          12. Entire Agreement. Except as modified by this Amendment, the Loan Documents remain in full force and effect. The Loan Documents as
modified by   this Amendment embody the entire agreement and
understanding between Borrower and   Lender, and supersede all prior
agreements and understandings between said parties   relating to the
subject matter thereof.

          13. Counterparts; Telecopy Execution. This Amendment may be executed in any number of separate counterparts, all of which when taken
together shall   constitute one and the same instrument, admissible into
evidence, notwithstanding the fact   that all parties have not signed the
same counterpart.  Delivery of an executed counterpart   of this
Amendment by telefacsimile shall be equally as effective as delivery of a
manually   executed counterpart of this Amendment.  Any party delivering
an executed counterpart   of this Amendment by telefacsimile shall also
deliver a manually executed counterpart of   this Amendment, but the
failure to deliver a manually executed counterpart shall not affect   the
validity, enforceability, and binding affect of this Amendment.

                              FINOVA CAPITAL CORPORATION, a
                                Delaware corporation, successor-by-
                                merger to Greyhound Financial Capital
                                Corporation, an Oregon corporation


                              By: Carlos Valles

                                   Name: Carlos Valles
                                   Title Vice President

                              GENERAL TEXTILES, a California
                                corporation


                              By: William W. Mowbray

                                     Name: William W. Mowbray
                                     Title President and CEO